Exhibit 8.2

Pioneer Bancshares, Inc.

623 W. 38th Street, Suite 200

Austin, Texas 78705

August 6, 2021

Ladies and Gentlemen:

We have acted as counsel to Pioneer Bancshares, Inc., a Texas corporation (“Pioneer”), in connection with the Agreement and Plan of Merger dated as of May 11, 2021 (as amended as of the date hereof, the “Merger Agreement”), by and among FirstSun Capital Bancorp, a Delaware corporation (“FirstSun”), FSCB Merger Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of FirstSun (“Merger Sub”), and Pioneer, pursuant to which (i) Merger Sub will, on the terms and subject to the conditions set forth in the Merger Agreement, merge with and into Pioneer (the “Merger”), with Pioneer being the surviving corporation and (ii) immediately thereafter, FirstSun shall cause Pioneer to be merged with and into FirstSun (the “Second Step Merger”, and together with the Merger, the “Mergers”), with FirstSun being the surviving corporation in the Second Step Merger. The Merger and the Second Step Merger are described in the Registration Statement on Form S-4, which includes the proxy statement/prospectus, filed by FirstSun with the Securities and Exchange Commission on the date hereof (the “Registration Statement”).

In preparing our opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction of (a) the Merger Agreement, including the exhibits, schedules and other attachments thereto, (b) the Registration Statement, including the exhibits, schedules and other attachments thereto, (c) the representation letters of Pioneer and FirstSun delivered to us in connection with this opinion (the “Representation Letters”) and (d) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such documents. In making our examination of documents executed, or to be executed, we have assumed that the parties thereto had, or will have, the legal authority to enter into and to perform all obligations thereunder.

In rendering our opinion, we have assumed, with your permission, that (A) the Mergers will be consummated in the manner described in the Merger Agreement and the Registration Statement, (B) the Merger Agreement is the only agreement or understanding containing or comprising the substantive terms of the Mergers, (C) none of the terms or conditions contained in the Merger Agreement will be waived or modified, (D) the Merger Agreement and the Registration Statement accurately reflect the facts relating to the Mergers, (E) the parties to the Merger Agreement have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, (F) all of the representations and warranties set forth in the Merger Agreement and the Registration Statement are true and accurate, and (G) all of the representations made by FirstSun and Pioneer in their respective Representation Letters are true and accurate. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the Merger Agreement and the Registration Statement. For purposes of our opinion, we have not independently verified any of the facts, representations or covenants set forth in the Merger Agreement, the Registration Statement, the Representation Letters or any other document (other than verification as we have deemed necessary to fulfill our professional responsibilities as counsel).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we hereby confirm that the discussion set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Mergers,” to the extent that such discussion relates to matters of United States federal income tax law, constitutes our opinion as to the material U.S. federal income tax consequences of the Mergers.

The foregoing opinion is based on and limited to U.S. federal income tax matters (as further qualified herein), and we render no opinion with respect to the law of any other jurisdiction (including any state, local or foreign jurisdiction). Our opinion is expressed as of the date hereof, and we undertake no responsibility to advise you of any new developments in the application or interpretation of the relevant U.S. federal income tax laws. An opinion of counsel is not binding on the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or a court would not take a contrary position with respect to the conclusion expressed herein.

No opinion is expressed as to any transaction other than the Mergers as described in the Merger Agreement and the Registration Statement. Furthermore, no opinion is expressed as to any matter whatsoever, including either of the Mergers, if, to the extent relevant to our opinion, either (i) any of the transactions described in the Merger Agreement is consummated other than in accordance with the terms of the Merger Agreement or is consummated subject to the waiver or breach of any provision thereof or (ii) any of the factual statements, representations, warranties or assumptions upon which we have relied, including those set forth in the Merger Agreement and the Registration Statement, is not true and accurate at all relevant times.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the captions “Material U.S. Federal Income Tax Consequences of the Mergers” and “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Bracewell LLP

Bracewell LLP